UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 22, 2015
Date of Report (Date of earliest event reported)

NOVATION COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2114 Central Street, Suite 600, Kansas City, MO 64108
(Address of principal executive offices) (Zip Code)
(816) 237-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Novation Companies, Inc. (the “Company”) has conducted a review of the Company’s executive compensation program in order to better align it to evolving compensation best practices and industry norms. This review was conducted by the independent directors with the assistance of a compensation consultant.

2014 Bonus and 2015 Salary and Bonus for Chief Executive Officer and Chief Financial Officer
The Committee identified the need for a more defined compensation structure to attract, motivate and retain talented employees while ensuring shareholder value in employee compensation. On January 22, 2015, the Committee set the base salary for the CEO and CFO for 2015, approved a new incentive bonus program for executive officers, and determined the bonus payable for 2014 performance.
The Committee reduced Mr. Anderson’s annual salary for 2015 to $495,000 (from $665,874 for 2014) to better align with base salaries for comparable industry chief executive officers.
The Committee also determined that the goals of the prior bonus program no longer incentivized performance in the manner appropriate for a growth oriented technology company. The Committee approved an incentive bonus program for executive officers that balances the strategic goals of the Company and overall Company performance. The bonus program establishes a target payment of 75% of base salary for the CEO and 50% of base salary for the CFO, if certain performance metrics are achieved. The performance metrics for the bonus program measure (i) achievement of strategic goals related to the generation of new revenue and (ii) overall Company financial performance as determined by earnings and profitability. The performance metrics are weighted as follows:

•	30% - Meeting targets for annual revenue for professional services, licenses, usage and other revenues.

•	30% - Meeting targets for monthly total gross revenue.

•	20% - Meeting profit margin targets.

•	10% - Reaching EBITDA benchmarks for Corvisa, LLC (adjusted for expenses for stock-based compensation).

•	10% - Reaching Consolidated EBITDA benchmarks for the Company (adjusted for expenses for stock-based compensation).

For 2014, Mr. Schwatken’s bonus was entirely at the Committee’s discretion and the CEO’s bonus program only tracked the Company’s improvement in “Cash Earnings”. The Committee determined, in its discretion, that Mr. Schwatken receive a 2014 bonus of $100,000 and that Mr. Anderson’s 2014 bonus would not be calculated under the prior “Cash Earnings” incentive program. Instead the Committee elected to apply the new bonus program to the CEO’s annual bonus and awarded Mr. Anderson a bonus of $371,250 for 2014.
The Committee believes the new incentive bonus program and the reduced annual salary are in line with an overall compensation program that supports, reinforces and aligns the Company’s values, business strategy, operational and financial needs with the goals of growth and profitability.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVATION COMPANIES, INC.

DATE: January 23, 2015	/s/ Rodney E. Schwatken Rodney E. Schwatken Chief Financial Officer